Exhibit 99.2

ATEC Reports First Quarter Financial Results

•
Surgical revenue grew 17%; total revenue grew 14%
•
Company announces refinancing of existing debt with inaugural bank facility, reducing interest expense by more than $6 million annually and extending maturities to 2031

CARLSBAD, Calif., May 5, 2026 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a spine-focused provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2026, and business highlights.

First Quarter 2026 Financial Results

Quarter Ended March 31, 2026
Total revenue	$192 million
GAAP gross margin	71%
Non-GAAP gross margin	72%
GAAP operating expenses	$159 million
Non-GAAP operating expenses	$132 million
GAAP net income / (loss)	($34) million
Non-GAAP net income / (loss)	$0 million
Non-GAAP adjusted EBITDA	$21 million
Non-GAAP adjusted EBITDA margin	11%
Ending cash balance	$140 million

First Quarter Highlights

•
Surgical revenue of $178 million grew 17% year over year, driven by 21% growth in case volume
•
Net new surgeon users increased 23% year over year, reinforcing durable growth
•
Adjusted EBITDA of $21 million, or 11% of revenue, expanded 460 basis points year over year
•
Free cash use of $11 million; trailing twelve-month free cash flow improved to $7 million

“ATEC’s surgical business continues to demonstrate strong momentum, with volume-driven growth and increasing surgeon adoption reinforcing the strength of our procedural approach,” said Pat Miles, Chairman and Chief Executive Officer. “We are adjusting our EOS expectations, but the underlying fundamentals of our business are strong and our conviction in the long-term opportunity has not changed. We are confident that our data-driven procedural ecosystem improves patient outcomes, which in turn drives durable growth, expanding margins, and long-term value.”

Financial Outlook for the Full Year 2026

The Company now expects total revenue for the fiscal year ending December 31, 2026 to approximate $882 million, representing approximately 15% total revenue growth, including 17% growth in surgical revenue. The Company reiterates surgical revenue guidance of approximately $805 million and adjusts EOS revenue to approximately $77 million.

The Company continues to expect adjusted EBITDA of approximately $134 million, or 15% of revenue, reflecting ongoing and disciplined operating leverage. The Company also continues to expect at least $20 million of free cash flow for the full year 2026.

Company Refinances Existing Debt with Inaugural Bank Facility

The Company announced it has entered into an inaugural bank facility, including a revolving credit facility and Term Loan A, led by JPMorgan Chase Bank, N.A. and TD Securities (USA) LLC. The new facility refinances the Company’s existing debt, reduces borrowing costs, and extends maturities to 2031. The facility will reduce interest expense by more than $6 million annually, with the potential to generate more than $35 million of savings over the life of the facility. Additional details regarding the transaction are included in a separate press release issued today.

Financial Results Webcast

The Company will host a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. To access the live webcast, please visit the Investor Relations section of ATEC’s corporate website.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s corporate website for twelve months.

Analyst Webcast Participation

To participate in the question-and-answer session, analysts must register in advance using this link. Upon registration, access details, including a unique code, will be provided via email.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures listed below under “Non-GAAP Financial Measures.” The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and provides a baseline for assessing the Company’s future earnings potential. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. We have not reconciled our non-GAAP financial measures for the full year 2026 because certain items that impact these figures are either uncertain or outside our control and cannot be reasonably predicted. Accordingly, a reconciliation of forward-looking, non-GAAP financial measures is not available. Included below are definitions of the non-GAAP financial measures the Company uses.

Non-GAAP Financial Measures

Free cash flow: Calculated by subtracting capital expenditures from cash flow provided by or used in operating activities. Management uses free cash flow to measure progress on its capital efficiency and cash flow initiatives.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: Non-GAAP gross profit represents GAAP gross profit with adjustments to exclude the impact of certain items recorded to cost of goods sold. Such potential adjustments are described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Non-GAAP gross margin represents non-GAAP gross profit as a percentage of GAAP net sales.

Non-GAAP Operating Expenses: Non-GAAP operating expenses represent GAAP operating expenses, such as sales, general, and administrative expense, and research and development expense, with adjustments to exclude the impact of certain items recorded in GAAP operating expenses. Such potential adjustments are described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation.

Non-GAAP Net Income (Loss) and Non-GAAP EPS: Non-GAAP net income (loss) represents GAAP net loss with adjustments to exclude the impact of certain items recorded in GAAP net loss. Such potential adjustments are described within the sections below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation. Non-GAAP EPS represents non-GAAP net income (loss) divided by weighted-average shares outstanding.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin: EBITDA represents earnings before non-operating income/expense, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA with adjustments to exclude certain items described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP net sales.

Non-GAAP Adjustments

The Company's non-GAAP financial measures reflect the exclusion of the following items:

Amortization of acquired intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions. This adjustment does not include amortization from other intangibles.

Litigation-related expenses: We are involved in various litigation matters that from time to time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities and Exchange Commission.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value step-ups associated with tangible assets acquired in business combinations or asset acquisitions.

Restructuring expenses: From time to time, in order to realign the Company’s operations or to realize synergies from acquisitions, the Company may eliminate roles or restructure its operations and footprint. In such cases, the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: Represent one-time costs incurred in connection with business combinations, asset acquisitions, or debt financing and modification activities. These expenses may include, but are not limited to, legal and advisory fees, due diligence costs, contract termination charges, and other third-party expenses directly related to the planning or execution of these transactions. We exclude these costs because they can vary significantly from period to period and are not indicative of the underlying trends in our core business.

Foreign currency exchange impact: Gains and losses related to foreign currency transactions, which are recorded as other income (expense), net. Management excludes these items when evaluating the Company's operating results as they are primarily non-cash and non-operating in nature.

Loss on debt extinguishment: Represents charges recognized in connection with the early repayment, refinancing, or settlement of debt, including write-offs of unamortized debt discounts, premiums, or deferred financing costs, and any associated prepayment penalties. We exclude these items from non-GAAP results because they are non-recurring in nature, not indicative of ongoing operating performance, and can vary significantly from period to period based on financing activity.

Loss (gain) on derivative liability: Represents non-cash fair value adjustments associated with embedded derivative features related to our convertible debt. These mark-to-market changes are driven by fluctuations in our stock price and other valuation inputs, and do not reflect current operating performance. We exclude these amounts from non-GAAP results because they are non-cash, volatile, and unrelated to the Company’s core business operations.

Non-cash interest expense: Consists primarily of interest expense related to the amortization of debt discounts, deferred financing costs, and other non-cash components associated with our convertible notes and other long-term debt instruments. We exclude this item from non-GAAP net income because it is non-cash in nature and does not reflect our core operating performance or current period cash expenditures.

Long-term income tax rate adjustment: The Company employs a structural long-term projected non-GAAP income tax rate of 26% for greater consistency across reporting periods. This long-term projected non-GAAP tax rate reflects historical and expected tax positions and excludes any benefit from deferred tax assets or valuation allowance changes. The long-term rate considers various factors, including the Company’s anticipated tax structure, its tax positions in different jurisdictions, and current impacts from key U.S. legislation where the Company operates. We will reevaluate this tax rate, as necessary, for events such as major changes in the U.S. tax environment, substantial changes in the Company’s geographic earnings mix due to acquisition activity, or other shifts in the Company’s strategy or business operations.

Other non-recurring expenses: These represent items that are unusual or infrequent in nature and that we believe are not indicative of our ongoing operating performance. Examples may include discrete costs associated with tax strategy implementation or one-time expenses related to customer restructuring or reorganization events. We evaluate such items based on their nature and significance and disclose material adjustments in our non-GAAP reconciliations.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S., and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding InformatiXTM platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; planned product launches, timelines, introductions, regulatory submissions or clearances; and the Company's ability to compel surgeon adoption and drive procedural growth; and the expected reduction in interest expense and related cost savings over the life of the new credit facility, including assumptions regarding borrowing costs, interest rates, and the utilization of the facility. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding and the form of such funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations; changes in interest rates or credit market conditions that could affect the anticipated borrowing cost savings; and the Company’s ability to satisfy the terms and covenants of the new credit facility. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the U.S. Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Robert Judd

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31
	2026	2025
	(unaudited)
Revenue from products and services	$192,108	$169,180
Cost of sales	55,632	53,184
Gross profit	136,476	115,996
Operating expenses:
Research and development	17,560	16,582
Sales, general and administrative	137,057	127,017
Litigation-related expenses	525	12,214
Amortization of acquired intangible assets	3,915	4,103
Restructuring expenses	—	371
Total operating expenses	159,057	160,287
Operating loss	(22,581)	(44,291)
Other expense, net:
Cash interest expense, net	(4,953)	(5,356)
Noncash interest expense, net	(6,768)	(2,485)
Loss on debt extinguishment	—	(17,576)
Gain on derivative liability	—	17,400
Other income, net	446	337
Total other expense, net	(11,275)	(7,680)
Net loss before taxes	(33,856)	(51,971)
Income tax provision (benefit)	50	(64)
Net loss	$(33,906)	$(51,907)
Net loss per share, basic and diluted	$(0.22)	$(0.35)
Weighted average shares outstanding, basic and diluted	154,051	146,732
Stock-based compensation included in:
Cost of sales	$970	$3,043
Research and development	4,001	3,644
Sales, general and administrative	18,688	15,631
	$23,659	$22,318

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$139,912	$160,806
Accounts receivable, net	106,379	97,304
Inventories	186,027	169,444
Prepaid expenses and other current assets	23,849	23,322
Total current assets	456,167	450,876
Property and equipment, net	138,045	135,324
Right-of-use assets	30,601	31,225
Goodwill	74,470	75,208
Intangible assets, net	90,023	93,454
Other assets	10,172	5,121
Total assets	$799,478	$791,208

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$46,044	$40,893
Accrued expenses and other current liabilities	111,567	97,019
Contract liabilities	10,466	10,439
Short-term debt	65,522	64,526
Current portion of operating lease liabilities	6,645	6,298
Total current liabilities	240,244	219,175
Total long-term liabilities	540,978	536,004
Redeemable preferred stock	23,603	23,603
Stockholders' (deficit) equity	(5,347)	12,426
Total liabilities and stockholders' (deficit) equity	$799,478	$791,208

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
(unaudited)
Gross profit, GAAP	$136,476	$115,996
Add: amortization of acquired intangible assets	66	50
Add: stock-based compensation	970	3,043
Non-GAAP gross profit	$137,512	$119,089
Gross margin, GAAP	71.0%	68.6%
Add: amortization of acquired intangible assets	0.0%	0.0%
Add: stock-based compensation	0.5%	1.8%
Non-GAAP gross margin	71.6%	70.4%

	Three Months Ended
	March 31,
	2026	2025
(unaudited)
Operating expenses, GAAP	$159,057	$160,287
Adjustments:
Stock-based compensation	(22,689)	(19,275)
Litigation-related expenses	(525)	(12,214)
Amortization of acquired intangible assets	(3,915)	(4,103)
Restructuring expenses	—	(371)
Non-GAAP operating expenses	$131,928	$124,324

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
(unaudited)
Net loss, GAAP	$(33,906)	$(51,907)
Cash interest expense, net	4,953	5,356
Noncash interest expense, net	6,768	2,485
Loss on debt extinguishment	—	17,576
Gain on derivative liability	—	(17,400)
Other income, net	(446)	(337)
Income tax provision (benefit)	50	(64)
Depreciation	14,629	15,754
Amortization expense	4,506	4,153
EBITDA	(3,446)	(24,384)
Add back significant items:
Stock-based compensation	23,659	22,318
Litigation-related expenses	525	12,214
Restructuring expenses	—	371
Adjusted EBITDA	$20,738	$10,519

Adjusted EBITDA margin	10.8%	6.2%
Adjusted EBITDA margin expansion	460	bps

	Three Months Ended
	March 31,
	2026	2025
(unaudited)
Net loss, GAAP	$(33,906)	$(51,907)
Stock-based compensation	23,659	22,318
Litigation-related expenses	525	12,214
Amortization of acquired intangible assets	3,981	4,153
Restructuring expenses	—	371
Loss on debt extinguishment	—	17,576
Gain on derivative liability	—	(17,400)
Non-cash interest expense	6,768	2,485
Foreign currency exchange impact	(429)	(312)
Long-term income tax rate adjustment	(218)	2,811
Non-GAAP net income (loss)	$380	$(7,691)

Non-GAAP net income (loss) per share	$0.00	$(0.05)
Weighted average shares outstanding, basic and diluted	154,051	146,732